UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2016

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2016, Famous Dave’s of America, Inc. (the “Company”) entered into a one year written employment agreement with Mr. Pawlowski to be effective as of January 1, 2016. Under the employment agreement, Mr. Pawlowski is entitled to receive a monthly salary of $20,000 and is eligible for bonus compensation of up to $120,000 (the “Bonus Payments”) based upon his achievement of specified Milestones (as defined in the employment agreement). Mr. Pawlowski may participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k), life insurance and other benefit plans.

Upon entering into the employment agreement, and pursuant thereto, the Company granted Mr. Pawlowski a 6,000 share non-qualified stock option under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) that will vest in three equal installments dependent upon the achievement of certain Milestones (the “Stock Option”). The Stock Option will have an exercise price equal to the fair market value of the Company’s common stock on the grant date and will, to the extent vested, expire on April 1, 2017. In the event of a Corporate Transaction (as defined in the 2015 Plan), at the option of the Board, Mr. Pawlowski must exercise the Stock Option or such failure to exercise will result in termination of the Stock Option. Also in the event of a Corporate Transaction, in exchange for the termination of the Stock Option, the Board may make a cash payment to Mr. Pawlowski in an amount equal to the product obtained by multiplying (i) the amount (if any) by which the transaction proceeds per share exceed the exercise price per share covered by the Stock Option by (ii) the number of shares of common stock covered by the Stock Option.

The employment agreement has a customary non-solicitation and confidentiality provisions and mutual non-disparagement and release provisions.

Under the employment agreement, if Mr. Pawlowski’s employment is terminated by the Company for any reason other than Cause (as defined in the employment agreement), death or disability, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of any Bonus Payments to the extent not already paid and the vesting of the Stock Options.

The foregoing summary of the employment agreement is qualified in all respects by the employment agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated effective January 1, 2016 between Famous Dave’s of America, Inc. and Richard Pawlowski

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: January 19, 2016	By:	/s/ Richard A. Pawlowski
	Name:	Richard A. Pawlowski
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated effective January 1, 2016 between Famous Dave’s of America, Inc. and Richard Pawlowski